As filed with the Securities and Exchange Commission on February 12, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

 ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	20-1751121
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
________________________________________
5453 Great America Parkway
Santa Clara, California 95054
(Address of principal executive offices) (Zip code)
________________________________________
Arista Networks, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plan)
________________________________________
Jayshree Ullal
President and Chief Executive Officer
Arista Networks, Inc.
5453 Great America Parkway
Santa Clara, California 95054
(408) 547-5500
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Raj S. Judge Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300		Marc Taxay Senior Vice President, General Counsel Arista Networks, Inc. 5453 Great America Parkway Santa Clara, California 95054 (408) 547-5500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of Arista Networks, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan (the “ESPP”). The number of shares of the Registrant’s common stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each fiscal year starting on January 1, 2015 and each subsequent anniversary, equal to the smallest of (a) 10,000,000, (b) 1% of the number of shares of common stock issued and outstanding on December 31 of the immediately preceding year, or (c) an amount determined by our board of directors.
On January 1, 2024, the number of shares of the Registrant’s common stock available for grant and issuance under the ESPP increased by 3,122,747 shares. These additional shares of Common Stock have become reserved for issuance as a result of the operation of the “evergreen” provision of the ESPP. Accordingly, the contents of (i) the Registration Statement on Form S-8 (No. 333-196550) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 6, 2014, (ii) the Registration Statement on Form S-8 (No. 333-202919) filed by the Registrant with the Commission on March 23, 2015, (iii) the Registration Statement on Form S-8 (No. 333-209723) filed by the Registrant with the Commission on February 25, 2016, (iv) the Registration Statement on Form S-8 (No. 333-216136) filed by the Registrant with the Commission on February 21, 2017, (v) the Registration Statement on Form S-8 (No. 333-223093) filed by the Registrant with the Commission on February 20, 2018, (vi) the Registration Statement on Form S-8 (No. 333-229730) filed by the Registrant with the Commission on February 19, 2019, vii) the Registration Statement on Form S-8 (No. 333-236426) filed by the Registrant with the Commission on February 14, 2020, viii) the Registration Statement on Form S-8 (No. 333-249591) filed by the Registrant with the Commission on October 22, 2020, ix) the Registration Statement on Form S-8 (No. 333-253277) filed by the Registrant with the Commission on February 19, 2021, x) the Registration Statement on Form S-8 (No. 333-262733) filed by the Registrant with the Commission on February 15, 2022, and xi) the Registration Statement on Form S-8 (No. 333-269744) filed by the Registrant with the Commission on February 14, 2023 are incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Commission on February 12, 2024 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2)All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in clause (1) above (other than the portions of these documents not deemed to be filed); and
(3)The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36468) filed with the Commission on May 27, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description
4.1
Form of Common Stock Certificate of the Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-194899), as amended (“Registrant’s Form S-1”)

4.2	2014 Employee Stock Purchase Plan (which is incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K filed on March 12, 2015 )
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1)
24.1*	Power of Attorney (contained on signature page hereto)
107*	Filing Fee Table
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 12th day of February, 2024.

ARISTA NETWORKS, INC.
By:	/s/ JAYSHREE ULLAL
Jayshree Ullal
President, Chief Executive Officer and Chairperson of the Board
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jayshree Ullal, Chantelle Breithaupt and Marc Taxay, and each of them, as their true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement and the Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAYSHREE ULLAL	President, Chief Executive Officer and Chairperson of the Board (Principal Executive Officer)	February 12, 2024
Jayshree Ullal
/s/ CHANTELLE BREITHAUPT	Chief Financial Officer (Principal Accounting and Financial Officer)	February 12, 2024
Chantelle Breithaupt
/s/ KENNETH DUDA	Chief Technology Officer, Senior Vice President, Director	February 12, 2024
Kenneth Duda
/s/ KELLY BATTLES	Director	February 12, 2024
Kelly Battles
/s/ LEWIS CHEW	Director	February 12, 2024
Lewis Chew
/s/ CHARLES GIANCARLO	Director	February 12, 2024
Charles Giancarlo
/s/ DAN SCHEINMAN	Director	February 12, 2024
Dan Scheinman
/s/ MARK TEMPLETON	Director	February 12, 2024
Mark Templeton
/s/ YVONNE WASSENAAR	Director	February 12, 2024
Yvonne Wassenaar